Exhibit 10.1
SECOND AMENDMENT TO LOAN AGREEMENT
This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated and effective as of December 5, 2022 (the “Effective Date”), is made by and among EVOLUS, INC., a Delaware corporation (as “Borrower” and a Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).
Recitals
A.    Collateral Agent, Lenders and Borrower have entered into that certain Loan Agreement, dated as of December 14, 2021, as amended by that certain First Amendment to Loan Agreement, dated as of April 5, 2022 (the “Loan Agreement”).
B.    In accordance with Section 11.5 of the Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
2.Amendments to Loan Agreement.
a.The Loan Agreement shall be amended by deleting in its entirety Section 3.5 of the Loan Agreement and replacing it as follows:
“Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain the Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form for the Term Loans executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance an amount equal to its Applicable Percentage of the applicable Term Loan Amount to Borrower on the applicable Closing Date, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to such Closing Date; provided, however, that with respect to the Tranche B Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile, at its option should it wish to obtain the Tranche B Loan, such completed Advance Request on or before December 31, 2023, which borrowing shall be subject to the satisfaction and or waiver of such condition as well as the applicable conditions precedent set forth in Sections 3.2, 3.3 and 3.4.”
b.The Loan Agreement shall be amended by deleting in its entirety Section 8.1(f) of the Loan Agreement and replacing it as follows:

“ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties;”
c.The Loan Agreement shall be amended by deleting in its entirety the definition of Tranche B Closing Date in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, as indicated in the Advance Request for the Tranche B Loan and subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Section 3.2, Section 3.3, Section 3.4 and Section 3.5, shall be 90 days (or such shorter period as may be agreed to by Lenders) following the delivery by Borrower to the Collateral Agent of a completed Advance Request for the Tranche B Loan and, in no event, later than 90 days following December 31, 2023.”

d.The Loan Agreement shall be amended by deleting in its entirety the definition of Tranche B Commitment in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date (and, for the avoidance of doubt, no later than 90 days after December 31, 2023) in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) any prepayment, in whole or in part, of principal amount of the Tranche A Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Tranche A Loan pursuant to Section 8.1(a) on or before the Tranche B Closing Date or (y) the Tranche B Closing Date does not occur on or before the date that is 90 days after December 31, 2023 (in either of which case, for purposes of this Agreement, such Lender’s Tranche B Commitment equals zero).”

3.Amendment Fee. Borrower agrees that, concurrent with the execution and delivery of this Amendment, Borrower shall pay to each Lender its ratable portion of an amendment fee in an aggregate amount equal to $500,000.00 (the “Amendment Fee”). Borrower agrees that the Amendment Fee shall be (i) paid in Dollars, (ii) fully earned, due and payable on the Effective Date, (iii) nonrefundable for any reason whatsoever once paid, and (iv) in addition to, and not creditable against, any other fee, cost or expenses payable under the Loan Documents.
4.Representations and Warranties; Reaffirmation; Covenant to Deliver.
a.Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

ii.This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
iii.The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.
iv.Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
b.Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
5.References to and Effect on Loan Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Loan Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment.

6.Successors and Assigns. This Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
7.Governing Law; Venue; Jury Trial Waiver. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.
8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment to be executed as of the date first written above by each of their officers thereunto duly authorized.
EVOLUS, INC.,
as Borrower and a Credit Party on its own behalf and on behalf of each other Credit Party

By     /s/Sandra Beaver
Name: Sandra Beaver
Title: CFO

[Signature page to Second Amendment to Loan Agreement]

BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner
By /s/Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
    its Investment Manager

    By: Pharmakon Management I, LLC,
    its General Partner

By /s/Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender
By:    BioPharma Credit Investments V GP LLC,
    its general partner

    By: Pharmakon Advisors, LP,
    its Investment Manager
By /s/Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

[Signature page to Second Amendment to Loan Agreement]